Exhibit 3.2

                                     BY-LAWS

                                       of

                        LEVIN TEXTILES INTERNATIONAL INC.
                             a Delaware corporation


                                     Part 1

                                     Offices

By-law 1. Registered Office. The registered office of Levin Textiles International Inc. (the "Corporation") will be maintained at such locations within the State of Delaware as the Board of Directors from time to time will designate. The Corporation will maintain in charge of such registered office an agent upon whom process against the Corporation may be served.

By-law 2. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors from time to time may determine or the business of the Corporation may require.

                                     Part 2

                            Meetings of Shareholders

By-law 3. Annual Meetings. Subject to the provisions of these Bylaws, the annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before such meeting will be held on such date and at such time as will be designated by the Board of Directors and stated in the notice of such meeting. If the election for directors will not be held on the day designated therefor or at any adjournment thereof, the directors will cause such election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At such special meeting, subject to the provisions of these Bylaws, the shareholders may elect the directors and transact any other business with the same force and effect as at an annual meeting duly called and held.

By-law 4. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time and will be called by the President or Secretary, upon the direction of the Board of Directors, or upon the written request of a shareholder or shareholders holding of record at least ten (10 %) percent of the outstanding shares of the Corporation entitled to vote at such a meeting.

By-law 5. Place of Meetings. All meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place, within or without the State of Delaware, as will be designated by the Board of Directors and stated in the notice of each such meeting.

By-law 6. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the shareholders, whether annual, special, or adjourned, will be given, not less than 10 days nor more than 60 days before the day on which such meeting is to be held, to each shareholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to such shareholder personally, by facsimile machine, or by mailing such notice in a postage prepaid envelope addressed to such shareholder at the post office address furnished by such shareholder to the Secretary for such purpose, or, if such shareholder will not have furnished to the Secretary an address for such purpose, then at the address of such shareholder last known to the Secretary. Except when expressly required by law, no publication of any notice of a meeting of shareholders will be required. Notice of any meeting of shareholders will not be required to be given to any shareholder who will attend such meeting in person or by proxy. If any shareholder will in person or by proxy waive notice, in writing, of such meeting, whether before or after such meeting, notice thereof need not be given to such shareholder. Notice of any adjourned meeting of the shareholders will not be required to be given, except when expressly required by law.

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By-law 7. Quorum. At each meeting of the shareholders, the presence in person or by proxy of shareholders holding of record a majority of the outstanding shares entitled to vote at such meeting will be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the shareholders entitled to vote who are present in person or by proxy at the time and place of any meeting, or, if no shareholder entitled to vote is so present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting may adjourn such meeting from time to time, without notice other than an announcement at such meeting, until a quorum will be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

By-law 8. Organization. At every meeting of the shareholders, the President, or, in his or her absence, a Vice President, or, in the absence of the President and all of the Vice Presidents, a chairman chosen by a majority in interest of the shareholders present in person or by proxy and entitled to vote thereat, will act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary, will act as secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary or an Assistant Secretary, the chairman may appoint any person to act as secretary of such meeting.

By-law 9. Business and Order of Business. Subject to the provisions of these Bylaws, at each meeting of the shareholders, such business may be transacted as may properly be brought before such meeting.

By-law 10. Voting. At each meeting of the shareholders, each shareholder will be entitled to one vote in person or by proxy for each share of the Corporation having voting rights registered in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of such meeting was given, or, if no notice was given, on the day next preceding the day on which such meeting is held, except when, pursuant to the provisions of By-law 60, a date will have been fixed as a record date for the determination of the shareholders entitled to vote. Any shareholder entitled to vote may vote in person or by proxy in writing; provided, however, that no proxy will be valid after 11 months after the date of its execution, unless otherwise provided therein. The presence at any meeting of any shareholder who has given a proxy will not revoke such proxy, unless such shareholder will file written notice of such revocation with the secretary of such meeting prior to the voting of such proxy.

      At each meeting of the shareholders, all matters other than those the manner of deciding of which is expressly regulated by statute, the Certificate of Incorporation, or these Bylaws, will be decided by a majority of the votes cast by the holders of shares entitled to vote thereon.

      The Board of Directors, in advance of any meeting of the shareholders, or the chairman of such meeting, at such meeting, may appoint one or more inspectors of election to act at such meeting or any adjournment thereof, but no inspectors need be appointed unless expressly requested at such meeting by a shareholder entitled to vote thereat.

By-law 11. Conduct of Meetings of Shareholders. Meetings of the shareholders will generally follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting and the determination of procedure and rules will be within the absolute discretion of the chairman, and there will be no appeal from any ruling of the chairman with respect to procedure or rules. Accordingly, in any meeting of the shareholders, or part thereof, the chairman will have the absolute power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules will apply:

      (a) Within his or her sole discretion, the chairman of a meeting may adjourn such meeting by declaring such meeting adjourned. Upon his or her doing so, such meeting will be immediately adjourned.

      (b) The chairman may ask or require anyone to leave a meeting if that person is not a bona fide shareholder or proxy.

      (c) A resolution or motion will be considered for vote only if proposed by a shareholder or duly authorized proxy, and seconded by a person, who is a shareholder or a duly authorized proxy, other than the person who proposed the resolution or motion. The chairman may propose any motion for vote.

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      (d)   The chairman of a meeting may impose any reasonable limits with respect to participation by shareholders in a meeting, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions of any shareholder, limits on the numbers of questions per shareholder, and limits as to the subject matter and timing of questions and remarks by shareholders.

      Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this By-law 11; provided, however, that nothing in this By-law 11 will be deemed to preclude discussion by any shareholder as to any business properly brought before any meeting.

      The chairman will, if the facts warrant, determine, and declare at any meeting of the shareholders that business was not properly brought before such meeting in accordance with the provisions of this By-law 11, and if he or she should so determine, he or she will so declare to such meeting and any such business not properly brought before such meeting will not be transacted.

By-law 12. Advance Notice of Shareholder Proposed Business at any Shareholders' Meeting. To be properly brought before any meeting of the shareholders, business must be either (a) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before such meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before such meeting by a shareholder. In addition to any other applicable requirements, including, but not limited to, requirements imposed by federal and state securities laws pertaining to proxies, for business to be properly brought before any meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Secretary. To be timely, shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary will set forth as to each matter such shareholder proposes to bring before any meeting of the shareholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by such shareholder, and (iv) any material interests of such shareholder in such business.

      Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at any annual meeting except in accordance with the procedures set forth in this By-law 12. The chairman of such annual meeting will, if the facts warrant, determine and declare to the meeting that business was not properly brought before such meeting and in accordance with the provisions of this By-law 12, and if he or she should so determine, he or she will so declare to such meeting and any such business not properly brought before such meeting will not be transacted.

By-law 13. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders under any provisions of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws may be taken without a meeting if all of the shareholders entitled to vote thereon consent in writing to such action being taken, or, subject to the provisions of Section 228 of the Delaware General Corporation Law, if the shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the shareholders entitled to vote thereon were present and voting will consent in writing to such action being taken. Whenever action of the Corporation is so taken, the consents of the shareholders consenting thereto will be filed with the minutes of proceedings of the shareholders.

                                     Part 3

                               Board of Directors

By-law 14. General Powers. The Board of Directors will manage the property, affairs, and business of the Corporation.

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By-law 15. Number, Qualifications, and Term of Office. The number of directors constituting the entire Board of Directors of this corporation will be not less than one (1) nor more than eight (8) as fixed from time to time by vote of a majority of the entire Board of Directors of this Corporation; provided, however, that the number of directors will not be reduced so as to shorten the term of any director at that time in office. The directors will be elected annually at the annual meeting of the shareholders. Each director will hold office until his or her successor will have been elected and qualified, until his or her death, until he or she will have resigned in the manner set forth in By-law 26, or until he or she will have been removed in the manner set forth in By-law 27, whichever will first occur. Any director elected to fill a vacancy in the Board of Directors will be deemed elected for the unexpired portion of the term of his or her predecessor on the Board of Directors. Each director, at the time of his or her election, will be at least 18 years of age.

By-law 16. Nomination of Directors. (a) Only persons who are nominated in accordance with the procedures set forth in this by-law will be eligible for election as directors. The Board of Directors, or a duly appointed committee thereof, will act as a nominating committee for selecting nominees for election as directors. Except in the case of a nominee substituted as a result of the death or incapacity of a nominee of the nominating committee, the nominating committee will deliver written nominations to the Secretary at least 90 days prior to the appropriate date of the previous meeting of shareholders called for election of directors. Provided such nominating committee makes such nominations, no nominations for directors, except those made by the nominating committee, will be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the provisions of this By-law. No person will be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. Ballots specifying the names of all persons nominated by the nominating committee and by shareholders will be provided for use at the annual meeting.

      (b) Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of shareholders may be made by any shareholder entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this By-law. Such nominations, other than those made by the Board of Directors or a nominating committee thereof, will be made pursuant to timely notice in writing to the Secretary as set forth in this By-law. To be timely, a shareholder's notice will be delivered to or received at the principal executive offices of the Corporation not less than 90 days prior to the appropriate anniversary date of the previous meeting of shareholders of the Corporation called for the election of directors. Each such shareholder's notice will set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, but not limited to, information required to be disclosed by Items 4, 5, 6, and 7 of
Schedule 14A; (5) the consent of each nominee to serve as director of the Corporation if so elected; and (6) the class and number of shares of stock of the Corporation that are beneficially owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by the Board of Directors, or a nominating committee thereof, for election as a director will furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination that pertains to the nominee together with the required written consents, each as described herein.

      (c) The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this By-law. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this by-law in any material aspect, the Secretary will notify such shareholder of the deficiency in the notice. The shareholder will have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee will reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this by-law in any material respect, then the Board of Directors may reject such shareholder's nomination. The Secretary will notify a shareholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this by-law. Notwithstanding the procedures set forth in this by-law, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the chairman of such annual meeting will determine and declare at such annual meeting whether the nomination was made in accordance with the terms of this By-law. If such chairman determines a nomination was made in accordance with the terms of this By-law, he or she will so declare at such annual meeting and ballots will be provided for use at the annual meeting with respect to such nominee. If such chairman determines that a nomination was not made in accordance with this by-law, he or she will so declare at the annual meeting and defective nomination will be disregarded.

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By-law 17. Election of Directors. At each meeting of the shareholders for the election of directors, the directors will be chosen by a plurality of the votes cast at such election by the holders of shares entitled to vote thereon. The vote for directors need not be by ballot, unless demanded by a shareholder entitled to vote thereon at such election and before the voting begins. The shareholders will not be entitled to cumulate their votes for directors.

By-law 18. Annual Meetings. The annual meeting of the Board of Directors will be held in each year immediately after the annual meeting of shareholders, at such place as the Board of Directors from time to time may fix and, if so held, no notice of such meeting need be given.

By-law 19. Regular Meetings. Regular meetings of the Board of Directors will be held at such times as the Board of Directors will determine. If any day fixed for a regular meeting will be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day will be held at said place at the same hour on the next succeeding business day that is not a legal holiday. Notice of regular meetings need not be given.

By-law 20. Special Meetings. Special meetings of the Board of Directors will be held whenever called by the President or any one director. Notice of each such meeting will be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or will be sent to him or her at such place by facsimile machine, telegraph, cable, telex, or the equivalent, or be delivered personally or by telephone, not later than the day preceding the day on which such meeting is to be held, except that in an emergency, the President may direct that shorter notice of a special meeting be given personally or by facsimile machine, telephone, telegraph, cable, telex, or the equivalent. Neither the business to be transacted nor the purpose of any such meeting need be specified in such notice. Notice of any meeting of the Board of Directors need not be given, however, if waived in writing or by facsimile machine, telegraph, telex, cable, or the equivalent, either before or after such meeting, or, at the meeting. Any meeting of the Board of Directors will be a legal meeting without any notice having been given, if all the directors will be present thereat.

By-law 21. Place of Meeting. Meetings of the Board of Directors may be held at such place or places within or without the State of Delaware as the Board of Directors from time to time may designate.

By-law 22. Quorum and Manner of Acting. A majority of the directors will be required to constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting while a quorum is present will be an act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting will be given, in the same manner as notice of special meetings is required to be given, as set forth in these Bylaws. The directors will act only as a board and the individual directors will have no power as such.

By-law 23. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or such committee. Such consent will have the same effect as a unanimous vote of the Board of Directors or such committee for all purposes and may be stated as such in any certificate or other document.

By-law 24. Organization. At each meeting of the Board of Directors, the President or, in his or her absence, a chairman chosen by a majority of the directors present, will act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman, will act as recording secretary of such meeting.

By-law 25. Order of Business. At all meetings of the Board of Directors business may be transacted in such order as the Chairman of the Board of Directors may determine.

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By-law 26. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary. The resignation of any director will take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make such resignation effective.

By-law 27. Removal of Directors. Any director may be removed at any time, either with or without cause, by the shareholders at any regular or special meeting of the shareholders and the vacancy in the Board of Directors caused thereby may be filled by the shareholders at the same meeting.

By-law 28. Vacancies. In addition to a vacancy occurring by removal by the shareholders, as contemplated by By-law 27, a vacancy in the Board of Directors will occur upon the happening of any of the following events:

      (a)   a director dies or resigns;
      (b) the shareholders fail to elect the number of directors authorized to be elected at any meeting of shareholders at which any director is to be elected;
      (c) the Board of Directors by resolution have elected to increase the number of directors;
      (d) the Board of Directors declare vacant the office of any director for such cause as the Board may determine; or
      (e)   a vacancy occurs for any other reason.

Any vacancy occurring in the Board of Directors will be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so elected will hold office until the next annual meeting of shareholders and until his or her successor is duly elected and has qualified.

By-law 29. Compensation. The Executive Committee will fix the salaries of the directors of the Corporation from time to time. No director will be prevented from receiving such salary by reason of the fact that he or she is also an officer of the Corporation. The directors may be paid their expenses for attending each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director. No payment precludes any director from serving the Corporation in any other capacity and being compensated for the service. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

By-law 30. Indemnification of Directors, Officers, Employees and Agents. The Corporation will indemnify each director, officer, employee and agent of the Corporation, as amended by the provisions of Section 145 of the Delaware General Corporation Law, as set forth in Part 6 of these Bylaws.

By-law 31. Executive and Other Committees.

      (a) The Board of Directors, by resolution adopted by a majority of the members of the Board of Directors determined in the manner specified by these Bylaws, may create and establish an Executive Committee consisting of not less than two directors. The Board of Directors may provide the Executive Committee with such powers as the Board of Directors determines to be necessary or appropriate, subject to such conditions as may be prescribed by the Board of Directors, these Bylaws, the Certificate of Incorporation and the Delaware General Corporation Law.

      (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee will not have the power to amend or repeal any resolution of the Board of Directors that by its terms will not be subject to amendment or repeal by the Executive Committee, and the Executive Committee will not have the authority of the Board of Directors in reference to (1) approving or proposing to shareholders action required to be approved by shareholders; (2) filling vacancies on the Board of Directors or on any of its committees; (3) amending the Certificate of Incorporation; (4) adopting, amending or repealing bylaws; or (5) approving a plan of merger or share exchange not requiring shareholder approval.

      (c) The Executive Committee will meet from time to time on call of the Chairman of the Board of Directors or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware, as the Executive Committee will determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedures, including provision for notice of its meetings. It will keep a record of its proceedings and will report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings will be subject to revision or alternation by the Board of Directors except to the extent that action will have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alternation.

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      (d) The Executive Committee will act by majority vote of its members;
provided, however, the provisions of Bylaw 32 notwithstanding, that contracts or transactions of and by the Corporation in which officers or directors of the Corporation are interested will require the affirmative vote of majority of the disinterested members of the Executive Committee, at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

      (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation will constitute presence in person at such proceedings.

      (f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this By-law, may designate one or more directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

      (g) The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more additional committees, each committee to consist of two or more of the directors, which will have such name or names and will have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees will provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

      (h) The Board of Directors will have the power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

By-law 32. Provision Concerning Interested Transactions. Any contract or other transaction between the Corporation and (i) any director, or (ii) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") (A) in which any director has a material financial interest or is a general partner, or
(B) of which any director is a director, officer, or trustee (collectively, a "Conflict Transaction"), will be valid for all purposes, if the material facts of such Conflict Transaction and such director's interest were disclosed or known to the Board of Directors, a committee with authority to act thereon, or the shareholders entitled to vote thereon, and the Board of Directors, such committee, or such shareholders authorized, approved, or ratified such Conflict Transaction. A Conflict Transaction will be authorized, approved or ratified:

      (a) By the Board or Directors or such committee, if it receives affirmative vote of majority of the directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board of Directors or such committee or a majority of the directors present at such meeting, and notwithstanding the presence or vote of any director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single director; or

      (b) By such shareholders, if such Conflict Transaction receives the vote of a majority of the shares entitled vote, in which vote shares owned or voted under the control of any director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted. This By-law will not be construed to require authorization, ratification or approval by the shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

By-law 33. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means will constitute presence in person at a meeting.

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                                     Part 4

                                    Officers

By-law 34. Number. The officers of the Corporation will be a President, a Treasurer, and a Secretary, and, in the discretion of the Board of Directors, one or more Vice Presidents.

By-law 35. Election, Qualifications, and Terms of Office. The Board of Directors will elect the officers annually. Each officer will hold office until his or her successor will have been elected and qualified, or until his or her earlier death, resignation, or removal in the manner provided in these Bylaws. Any person may hold more than one office.

By-law 36. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified in such written notice, such resignation will take effect upon receipt of the notice thereof by the Board of Directors or any such officer.

By-law 37. Vacancies. The Board of Directors will fill a vacancy in any office because of death, resignation, removal, disqualification, or any other cause for the unexpired portion of the term.

By-law 38. President. The President will be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the President will have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. If present, the President will preside at all meetings of shareholders and at all meetings of the Board of Directors. The President will see that all orders and resolutions of the Board of Directors are carried into effect. The President may sign, with any other officer "hereunto authorized, share certificates of the Corporation, the issuance of which will have been duly authorized, and may sign, in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in these instances where the signing thereof will be expressly delegated by the Board of Directors to some other officer or agent. From time to time, the President will report to the Board of Directors all matters within his or her knowledge that the interests of the Corporation may require to be brought to their attention. The President will also perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors.

By-law 39. Secretary. The Secretary will (a) record all the proceedings of the meetings of the shareholders and Board of Directors in a book or books to be kept for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute; (c) be custodian of the records and of the seal of the Corporation and cause such seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal will have been duly authorized; (d) see that the lists, books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed; (e) have charge of the share record books of the Corporation and cause the same to be kept in such manner as to show at any time the amount of shares of the Corporation issued and outstanding, the names and addresses of the holders of record thereof, the number of shares held by each, and the date when each became such holder of record; (f) perform the duties required of him or her under Bylaw 11; (g) sign (unless the Treasurer will sign) certificates representing shares of the Corporation, the issuance of which will have been duly authorized; and (h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

By-law 40. Chief Financial Officer. The Chief Financial Officer will (a) have charge of and supervision over and by responsible for the funds, securities, receipts, and disbursements of the Corporation; (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositories, as will be selected in accordance with Bylaw 46 or to be otherwise dealt with in such manner as the Board of Directors may direct; (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed; (d) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer;
(e) cause to be kept, at the principal office of the Corporation or at such other office (within or without the State of Delaware) as will be designated by the Board of Directors, correct books of account of all its business and transactions; (f) sign (unless the Secretary will sign) certificates representing shares of the Corporation, the issuance of which will have been duly authorized; and (g) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

By-law 41. Vice Presidents. At the request of the President, any Vice President will perform all the duties of the President and, when so acting, will have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized, share certificates of the Corporation, the issuance of which will have been duly authorized, and may sign in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in those instances where the signing thereof will be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President will perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

By-law 42. Salaries. The Board of Directors will fix the salaries of the officers of the Corporation from time to time. No officer will be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

By-law 43. Surety Bonds. If the Board of Directors will so require, any officer or agent of the Corporation will sign a bond to the Corporation, in such amount and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his or her duties.

                                     Part 5

                         Contracts and Financial Matters

By-law 44. Execution of Contracts. The President or any Vice President, subject to the approval of the Board of Directors, may enter into any contract or sign and deliver any instrument in the name and on behalf of the Corporation. Such authorization may be general or restricted to specific instances.

By-law 45. Checks and Drafts. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation will be signed by such officer or officers or agent or agents of the Corporation as will be thereunto so authorized from time to time by resolution of the Board of Directors.

By-law 46. Deposits. All funds of the Corporation not otherwise employed will be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries will be made in such manner as the Board of Directors from time to time may determine.

By-law 47. General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositaries as the Board of Directors may designate and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as the Board of Directors may deem expedient.

By-law 48. Loans. No loans or advances will be contracted on behalf of the Corporation and no negotiable paper will be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or restricted to specific instances. Any officer or agent of the Corporation thereunto so authorized may affect loans and advances for the Corporation and for such loans and advances may make, sign, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate, or transfer, as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, any and all stocks, bonds, other securities, and other personal property at any time held by the Corporation and, to that end, may endorse, assign, and deliver the same and do every act and shine necessary or proper in connection therewith.

By-law 49. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by such person or persons as will be thereunto authorized from time to time by the Board of Directors.

                                     Part 6

                          Indemnification and Insurance

By-law 50. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit, or proceeding ("proceeding"), by reason of his or her being or having been a director, officer, employee, or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise (whether or not for profit), serving as such at the request of the Corporation or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, will be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted prior to such amendment), from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding, and such indemnification will continue as to a person who has ceased to be a director, officer, trustee, employee, or agent and will inure to the benefit of his or her heirs, executors, administrators, and assigns; provided, however, that, except as provided in By-law 51, the Corporation will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Corporation. The right to indemnification specified in Part 6 of these By-laws will be a contract right and will include the right to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however; that, if the Delaware General Corporation Law so requires, the payment of such expenses in advance of the final disposition of a proceeding will be made only upon receipt by the Corporation of an undertaking, by or on behalf of such director, officer, employee, or agent, to repay all amounts so advanced unless it will ultimately be determined that such person is entitled to be indemnified under this By-law or otherwise.

By-law 51. Right of Claimant to Bring Suit. If a claim made under By-law 50 is not paid in full by the Corporation within 30 days after a written request has been received by the Corporation, the claimant may, at any time thereafter, apply to a court for an award of indemnification by the Corporation for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding or in the defense of any claim, issue, or matter therein, the claimant will also be entitled to be paid by the Corporation for any and all expenses incurred or suffered in connection with such proceeding. It will be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not satisfied the standard of conduct that makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has satisfied the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) that the claimant has not satisfied such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will be a defense to the action or create a presumption that the claimant has not satisfied the applicable standard of conduct.

By-law 52. Non-exclusivity of Rights. The right to indemnification and advance of expenses provided by or granted pursuant to part 6 of these By-laws will not exclude or be exclusive of any other rights to which any person may be entitled under the Certificate of Incorporation of the Corporation, these Bylaws, any agreement, vote of shareholders, or otherwise; provided, however, that no indemnification will be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not satisfied the applicable standard of conduct required to be satisfied under the Delaware General Corporation Law.

By-law 53. Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee, or agent of the Corporation, or of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any expenses incurred in any proceeding and against any liabilities asserted against him or her by reason of such person's being or having been such a director, officer, employee, or agent, whether or not the Corporation would have the power to indemnify such person against such expenses and liabilities under the provisions of Part 6 of these By-laws or otherwise.

                                     Part 7

                           Shares and Share Transfers

By-law 54. Share Certificates. Every holder of shares of the Corporation will be entitled to have a certificate, signed by the President or a Vice president and either the Treasurer or the Secretary, certifying the number of shares owned by him or her in the Corporation. In case any officer of the Corporation who has signed any such certificate will cease to be such officer, for whatever cause, before the certificate will have been delivered by the Corporation, the certificate will be deemed to have been adopted by the Corporation, unless the Board of Directors will otherwise determine prior to the issuance and delivery thereof, and may be issued and delivered as though the person who signed it had not ceased to be such officer of the Corporation. Certificates representing shares of the Corporation will be in such form as will be approved by the Board of Directors. There will be entered upon the share record books of the Corporation, at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number of shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation will be marked "cancelled" with the date of cancellation.

By-law 55. Share Record Books. The share record books and the blank share certificate books will be kept by the Secretary, or by any officer or agent designated by the Board of Directors.

By-law 56. Addresses of Shareholders. Each shareholder will designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served, delivered, or mailed to such shareholder and, if any shareholder will fail to designate such address, all corporate notices (whether served or delivered by the Secretary, another shareholder, or any other person) may be served upon such shareholder by mail directed to him or her at his or her last known post office address.

By-law 57. Transfers of Shares. The holder or record will make transfers of shares of the Corporation on the books of the Corporation thereof or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary and on surrender of the certificate or certificates representing such shares. The Corporation will be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and, accordingly, will not be obligated to recognize any legal, equitable, or other claim to or interest in such shares on the part of any other person, whether or not it or they will have express or other notice thereof, except as otherwise expressly provided by statute; provided, however, that whenever any transfer of shares will be made for collateral or security and not absolutely and written notice thereof will be given to the Secretary, such fact will be expressed in the entry of the transfer. Notwithstanding anything to the contrary contained in these Bylaws, the Corporation will not be required or permitted to make any transfer of shares of the Corporation that, if made, would violate the provisions of any agreement restricting the transfer of shares of the Corporation to which the Corporation will be a party; provided, however, that the restriction upon the transfer of the shares represented by any share certificate will be set forth or referred to upon the certificate. If the Corporation is not a reporting corporation with its shares listed for trading then no shares can be transferred without the consent of the directors expressed by a resolution of the board of directors. The board of directors will not be required to give any reason for refusing to consent to any such proposed transfer.

By-law 58. Regulations. Subject to the provisions of Part 7 of these By-laws, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates for shares of the Corporation.

By-law 59. Lost, Destroyed, and Mutilated Certificates. The holder of any shares will immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor and the Board of Directors, in its discretion, may cause to be issued to him or her a new certificate or certificates upon surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction. The Board of Directors, in its discretion, may require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond, in such amount (not exceeding twice the value of such shares) and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

By-law 60. Fixing of Record Dates. The Board of Directors will have the power to fix in advance a date, not more than 60 days nor less than 10 days, preceding the date of any meeting of shareholders, the date for the payment of any dividend or allotment of any right, the date when any change, conversion, or exchange of shares will go into effect, or for the purpose of any other action, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, entitled to receive payment of any such dividend or allotment of any right, entitled to exercise the rights in respect to any such change, conversion, or exchange of shares, or entitled to participate in or be entitled to the benefit of any such other action. Whenever a record date has been so fixed, only shareholders of record on such date will be entitled to notice of and to vote at such meeting, to receive payment of any such dividend or allotment of any right, to exercise such rights in respect to any such change, conversion, or exchange of shares, or to participate in or be entitled to the benefit of any such other action.

By-law 61. Refusal to Register Transfer. The Corporation will not register any transfer of securities issued by the Corporation in any transaction that qualifies for the exemption from registration requirements specified by the provisions of Regulation S, unless such transfer is made in accordance with the provisions of Regulation S.

                                     Part 8

                                    Dividends

By-law 62. Dividends. Subject to any restrictions imposed by statute, the Board of Directors from time to time, in its discretion, may fix and vary the amount of the working capital of the Corporation and determine what, if any, dividends will be declared and paid to the shareholders out of the surplus of the Corporation. The Board of Directors, in its discretion, may use and apply any surplus in purchasing or acquiring any of the shares of the Corporation in accordance with law or any of its bonds, debentures, or other obligations, or from time to time may set aside from such surplus such amount or amounts as it, in its absolute discretion, may deem proper as a reserve fund to meet contingencies or for equalizing dividends, for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purposes it may deem consistent with the best interest of the Corporation. All such surplus, until actually declared in dividends or used and applied as aforesaid, will be deemed to be so set aside by the Board of Directors for one or more of said purposes.

                                     Part 9

                                 Corporate Seal

By-law 63. Corporate Seal. The Corporation may have a corporate seal which will be in circular form, will bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise will be in such form as will be approved from time to time by the Board of Directors.

                                     Part 10

                                   Fiscal Year

By-law 64. Determination of Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

                                     Part 11

                                   Accountants

By-law 65. Designation of Accountants. The Board of Directors of the Corporation from time to time will designate the independent accountants of the Corporation.

                                     Part 12

                                   Amendments

By-law 66. Amendments. All By-laws of the Corporation will be subject to amendment, alteration, or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law may be made, by the shareholders or by the Board of Directors, except as otherwise expressly required by statute. Any Bylaw adopted, amended, or repealed by the shareholders may be amended or repealed by the Board of Directors, unless the resolution of the shareholders adopting such Bylaw expressly reserves the right to amend or repeal it only to the shareholders.

                                     Part 13

                                Force and Effect

By-law 67. Amendments. These Bylaws are subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation, as the same may be amended from time to time. If any provision in these Bylaws is inconsistent with an express provision of either of the Delaware General Corporation Law or the Certificate of Incorporation, the provision of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will govern, prevail and control the extent of such inconsistency.



Approved and adopted on April 8, 2004


                          CERTIFICATE OF THE SECRETARY

I, Simon Levin, certify that I am the secretary of Levin Textiles International Inc. and that the foregoing By-laws consisting of 1 pages constitute full, true and correct code of By-laws of this Corporation as duly adopted at a regular meeting of the Board of Directors of the Corporation held on July 7, 2004.


July 7, 2004



/s/ SIMON LEVIN
-----------------------
Simon Levin - Secretary